INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 33-41245 of our report dated February 16, 1998, relating to Accessor Funds, Inc., including Growth Portfolio, Value and Income Portfolio, Small to Mid Cap Portfolio, International Equity Portfolio, Intermediate Fixed-Income Portfolio, Short-Intermediate Fixed-Income Portfolio, Mortgage Securities Portfolio, and U.S. Government Money Portfolio, incorporated by reference in the Statement of Additional Information and to the references to us under the captions "Financial Highlights" and "Independent Auditors", in such Registration Statement.




DELOITTE & TOUCHE LLP

Dayton, Ohio
April 27, 1998